Exhibit 99.3

McEwen Mining Announces Friendly Acquisition of Timberline Resources

TORONTO, April 16, 2024 - McEwen Mining Inc. (NYSE: MUX)(TSX: MUX) (“McEwen”) is pleased to announce that it has entered into a definitive agreement and plan of merger (the “Agreement”) to acquire all of the issued and outstanding shares of Timberline Resources Corporation (TSXV:TBR)(OTCQB:TLRS) (“Timberline”) by way of a merger between Timberline and a subsidiary of McEwen (the “Transaction”). The Transaction will augment McEwen’s existing portfolio of development and exploration projects in Nevada.

Timberline shareholders will have the right to receive 0.01 of a share of McEwen’s common stock for each share of Timberline’s common stock (the “Exchange Ratio”), representing a value of US$0.102 per Timberline share, calculated based on the 20-day volume weighted average trading price of McEwen’s shares on the NYSE at the close on April 15th, 2024. This represents an 132% premium to Timberline’s 20-day volume-weighted average price on the OTCQB. McEwen currently owns 6.25 million Timberline shares representing approximately 3.3% of Timberline’s basic common shares outstanding and 6.25 million Timberline warrants. Excluding McEwen’s existing ownership, McEwen expects to issue approximately 1.84 million shares on closing for a transaction value of US$18.8 million.

The closing of the Transaction is subject to customary conditions, including receipt of necessary regulatory and stock exchange approvals and approval from Timberline’s shareholders holding a majority of its outstanding shares.

Timberline’s board of directors has unanimously recommended that Timberline’s shareholders vote in favour of the Transaction. The directors, officers and two principal shareholders of Timberline, holding shares reflecting approximately 40% of Timberline's aggregate outstanding shares, have entered into voting and support agreements with McEwen, pursuant to which they have agreed, among other things, to vote their shares in favour of the Transaction.

The Agreement includes customary deal-protection provisions. Timberline has agreed not to solicit or initiate any discussion regarding any other business combination or acquisition. In the event that Timberline validly terminates the Agreement to accept a superior offer, Timberline will be required to pay McEwen a termination fee of US$400,000.

Each Timberline warrant outstanding immediately prior to the closing of the Transaction will remain outstanding and be converted into a warrant to acquire McEwen shares based on the Exchange Ratio. Each Timberline stock option outstanding and in-the-money immediately prior to the closing of the Transaction will automatically vest and be converted into the right to receive McEwen shares at the Exchange Ratio less the exercise price per stock option; all other outstanding Timberline stock options will be cancelled.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 47.7% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Rob McEwen, Chairman and Chief Owner, has a personal investment in the group of US$220 million and takes an annual salary of US$1.

WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen Mining	Facebook:	facebook.com/mcewenmining
		LinkedIn:	linkedin.com/company/mcewen-mining-inc-
CONTACT INFORMATION		Twitter:	twitter.com/mcewenmining
150 King Street West		Instagram:	instagram.com/mcewenmining
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		Twitter:	twitter.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		Twitter:	twitter.com/robmcewenmux

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